                                                                 Exhibit 10-D(d)

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                     THIRD SUPPLEMENTAL AGREEMENT TO LEASE


                                    BETWEEN


                             300 PARK AVENUE, LLC,

                                                Landlord,


                                      AND


                           COLGATE-PALMOLIVE COMPANY,

                                                Tenant


                                300 PARK AVENUE
                               NEW YORK, NEW YORK

================================================================================

                          THIRD SUPPLEMENTAL AGREEMENT
                          ----------------------------


     THIRD SUPPLEMENTAL AGREEMENT (this "Agreement") dated as of the 13th day of
                                         ---------
June, 1996, between 300 PARK AVENUE, LLC (as successor in interest to The Bank of New York, as Trustee under the Will of Harold D. Uris, deceased), having an office at 48 Wall Street, New York, New York 10286 ("Landlord"), and COLGATE-
                                                      --------
PALMOLIVE COMPANY, a Delaware corporation, having an office at 300 Park Avenue, New York, New York 10022 ("Tenant").
                            ------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS:

          A. Landlord and Tenant have heretofore entered into that certain lease, dated as of August 15, 1978, between Landlord, as landlord, and Tenant, as tenant, as amended by (i) that certain First Supplemental Agreement, dated as of January 1, 1989, and (ii) that certain Second Supplemental Agreement (the "Second Supplement") dated as of March 15, 1995, (collectively, the "Lease"),
 -----------------
with respect to certain space (as more particularly described in the Lease, the "Premises") in the building (the "Building") known as 300 Park Avenue, New York,
 --------                         --------
New York; and

          B. The parties hereto desire to modify certain provisions of the Lease as more particularly set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.  Defined Terms.  Capitalized terms used herein and not otherwise defined
         -------------
shall have the meanings ascribed thereto in the Lease.

     2.  Abatement Period.  Notwithstanding anything to the contrary contained
         ----------------
in the Lease, the obligation of Tenant to pay fixed rent under the terms of the Lease in the amount of $542,164.50 per month, shall be fully and completely abated for the full months of (i) August, 1996, (ii) October, 1996, (iii) December, 1996
and (iv) February, 1997 (collectively, the "Abatement Period") and Tenant shall
                                            ----------------
have no obligation for the payment of fixed rent for such Abatement Period. Tenant shall be required to pay all additional rent and other charges (other than fixed rent) which accrue or are payable during the Abatement Period in the manner provided for the payment of such charges under the Lease.

     3.  Lease Modifications.  Effective as of the date hereof, the following
         -------------------
modifications are made to the Lease:

A. Section 24.08(a) of the Lease is hereby deleted in its entirety and the following provisions shall be substituted in its place and stead:

      "Section 24.08 (a)(i) Tenant shall promptly and as expeditiously as practicable perform all work (the "Submeter Work"), including, without
                                         -------------
      limitation, the installation of submeters and all wiring in connection therewith, necessary for the submetering of the Premises. Landlord, its agents and consultants shall have the right to be present in the Premises to observe the installation and testing of the Submeter Work. Landlord shall not unreasonably withhold consent to the final plans and specifications for the Submeter Work, provided that they are substantially consistent with the preliminary plans and specifications, as submitted to Landlord on August 2, 1996 (the "Preliminary Plans"), and provided that the final plans and specifications will not affect any other tenant or other tenant's space in any manner not indicated in the preliminary plans. After completion of the installation and initial testing of the Submeter Work, either party at its own expense shall, during the Initial Term or the New Lease Term, have the right to conduct periodic inspections and perform reasonable tests of the accuracy of the Submeter Work. During the Initial Term and the New Lease Term, Tenant shall maintain and keep in good repair the submetering equipment used in connection with measuring Tenant's consumption of electrical energy in the Premises. During the Initial Term and the New Lease Term, Tenant shall pay the reasonable, actual third party fees and expenses for the submeter readings and billings for electrical energy furnished to the Premises. Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used by Tenant for such purposes. Landlord shall take all such actions as shall be reasonably required by Tenant to expedite the performance and completion of the Submeter Work, provided nothing herein contained shall require Landlord to expend any sums for, or obligate Landlord to install, new wires, risers, conduits, feeders and/or switchboards in order to permit the Submeter Work to be completed. All costs and expenses of the Submeter Work, including Landlord's reasonable, actual third party costs, if any, incurred in connection with the preceding sentence, shall be paid by Tenant (including the periodic, but not full time, observation by such third parties of the installation and initial testing of the Submeter Work conducted by Tenant), and therefore shall not be included as part of the Base Building Improvements or included in the calculation of the Improvements Sum. All Submeter Work shall be conducted without material interference with any other tenant of the Building. Nothing herein contained shall be construed to obligate Landlord (1) to disturb the enjoyment of any other tenant's premises or (2) to violate any term or provision of any other tenant's lease. Regarding the preliminary plans for the Submeter Work, Landlord represents that it has no knowledge of any work that would disturb the enjoyment of any other tenant's premises or violate any term or provisions of any other tenant's lease, provided that the installation of a submeter solely affects a floor leased exclusively by Tenant.

(ii) In connection with the Submeter Work, Landlord hereby approves (i) American Power Technologies, Inc. as Tenant's electrical engi-neer and contractor to perform the Submeter Work and (ii) the Preliminary Plans. Tenant agrees that the final plans and specifications will indicate that the submeters will record "time of day".

(iii) It is the intention of the parties hereto that electrical energy to each floor comprising the Premises and all equipment situated therein, including the fan rooms therein but excluding other equipment installed and maintained by Landlord which services the building systems and/or common areas generally and not the Premises specifically (excluding the fan rooms, the "Landlord Equipment") shall be submetered to such a degree
                      ------------------
      that with the exception of the Landlord Equipment there is no electrical energy running to the Premises other than through the submeters. Any determination that a portion of the Premises or any equipment located therein (other than the Landlord Equipment) is not susceptible of submetering shall be made by mutual agreement of the parties, acting in good faith. In the event such circumstances exist, Landlord and Tenant hereby agree to cause an electrical survey of the Premises to be undertaken by a professional surveyor mutually satisfactory to Landlord and Tenant and at their shared expense as expeditiously as possible after the New Electric Date (as hereinafter defined). The results of such survey, upon acceptance by both parties hereto, shall be utilized to establish the calculation of Landlord's annual cost of electrical service supplied to any areas of each floor in the Premises which are not subject to Tenant's submeters, as established by such survey ("Landlord's Electric
                                                             -------------------
      Factor"). If the parties are unable to reconcile such survey in accordance
      ------
      with the provisions of Section 24.02(f)(ii) hereof, then the dispute shall be resolved in accordance with the provisions of Article 29 hereof. The parties agree that Landlord's Electric Factor will be determined by applying the "average cost" methodology described in Section 24.08(b) hereof to the consumption determined by the survey referred to above."

B. Section 24.08(b) of the Lease is hereby deleted in its entirety and the following provision shall be substituted in its place and stead:

      "Section 24.08(b)(i) The parties intend that Tenant's consumption of and coincident demand for electrical energy shall be measured according to the requirements of this Section 24.08(b). From and after the date that the Submeter Work is completed and the submetering of the Premises is effective, following mutually satisfactory testing of each submeter and the Submeter Work confirmed by each party in writing (the "New Electric
                                                                 ------------
      Date"), Landlord shall furnish electrical energy to the Premises, and
      ----
      Tenant shall pay to Landlord for such electrical energy consumed in the Premises an amount equal to the sum of:

      (1) the product obtained by multiplying (x) the Average Cost per KWH On-peak (as hereinafter defined) by (y) the total number of on-peak kilowatt hours ("KWH") consumed by Tenant for the applicable period as registered on the
  ---
applicable submeter(s); plus

      (2) the product obtained by multiplying (x) the Average Cost per KWH Off-peak (as hereinafter defined) by (y) the total number of off-peak KWH consumed by Tenant for the applicable period as registered on the applicable submeter(s); plus

      (3) the product obtained by multiplying (x) the Average Cost per KW (as hereinafter defined) by (y) the total number of kilowatts ("KW") consumed by
                                                            --
Tenant for the applicable period as registered on the totalizer based on coincident demand.

      "For purposes hereof, Average Cost is defined as follows:

      (a)  the "Average Cost per KWH On-peak" shall mean (x) the actual cost to
                ----------------------------
Landlord (including the taxes imposed thereon) appearing on the utility company bill for each corresponding period for all on-peak KWH divided by (y) the total
                                                  ----------
number of on-peak KWH appearing on such utility company bill;

      (b)  the "Average Cost per KWH Off-peak" shall mean (x) the actual cost to
                -----------------------------
Landlord (including the taxes imposed thereon) appearing on the utility company bill for each corresponding period for all off-peak KWH divided by (y) the total
                                                        ----------
number of off-peak KWH appearing on such utility company bill; and

      (c)  the "Average Cost per KW" shall mean (x) the actual cost to Landlord
                -------------------
(including the taxes imposed thereon) appearing on the utility company bill for each corresponding period for all KW divided by (y) the total number of KW
                                     ----------
appearing on such utility company bill.

      An example of the foregoing calculation is attached hereto as Exhibit A
                                                                    ---------
and made a part hereof.

      (ii) Tenant shall have the right to accompany Landlord's personnel during readings of the submeter(s) measuring Tenant's consumption and coincident demand of electricity in the Premises, and Landlord shall notify Tenant of each reading at least two (2) Business Days prior to the date thereof. Landlord shall conduct such readings of the submeters to coincide as close as practicable with the reading of the Building's meters conducted by the public utility furnishing electricity to the Building and Tenant shall have the right to accompany the public utility personnel conducting such meter readings. Landlord further agrees and covenants to furnish Tenant promptly upon request from time to time with copies of meter readings and any bills, materials, statements and other information relating to the furnishing of electrical energy to the Premises and the common areas of the Building. Landlord shall not be obligated to deliver to Tenant copies of any invoices, statements or other materials relating to the cost of, or payments for, supplying electrical energy to other tenants' premises in the Building. Landlord covenants that it will not for itself, and will not permit any tenant in the Building to, "tie-in" or connect the measurement of electric usage from any space in the Building to the submeters measuring Tenant's consumption of electricity in the Premises.

      (iii) From and after the New Electric Date, Tenant shall have no further obligation to pay the Adjusted Electric Rent Inclusion Factor (other than such amounts as may be due in respect of the period prior to the New Electric Date) and shall pay additional rent in respect of electrical energy in accordance with this Section 24.08(b).

      (iv) From and after the date hereof, until the occurrence of the New Electric Date, Tenant shall continue to pay to Landlord the Adjusted Electric Rent Inclusion Factor; provided, however, that commencing with the rental payment due July 1, 1996, notwithstanding anything to the contrary contained in
(i) the Lease, or (ii) that certain Tolling Agreement dated as of March 16, 1996, by and between Landlord and Tenant (the "Tolling Agreement"), the Adjusted
                                               -----------------
Electric Rent Inclusion Factor shall be $1.80/sq.ft., or $72,288.60 per month. Notwithstanding the foregoing, (i) in the event that the New Electric Date has not occurred on or before December 31, 1996 (as such date may be extended for each day of delay caused by Landlord), then, for any portion of the premises not yet submetered, the Adjusted Electric Rent Inclusion Factor shall revert back to $2.00/sq. ft. (i.e., $80,318.77 per month with respect to all of the Premises),
               ----
as set forth in the Tolling Agreement, from January 1, 1997 (as such date may be extended for each day of delay caused by Landlord) until the occurrence of the New Electric Date and (ii) in the event that the New Electric Date has not occurred on or before June 30, 1997 (as such date may be extended for each day of delay caused by Landlord), then, for any portion of the premises not yet submetered, the Adjusted Electric Rent Inclusion Factor shall be increased to $2.10/sq. ft. (i.e., $84,336.70 per month with respect to all of the Premises),
               ----
from July 1, 1997 (as such date may be extended for each day of delay caused by Landlord) until the occurrence of the New Electric Date. For purposes of calculating the fixed rent adjustment described in Section 24.08(b)(v) hereof, the phrase "then Adjusted Electric Rent Inclusion Factor" shall mean $1.80/sq. ft., or $2.00/sq. ft., or $2.10 sq. ft., as provided in this subparagraph, and in either case as adjusted in accordance with the terms of this subparagraph. The Adjusted Electric Rent Inclusion Factor of $1.80/sq. ft. and the Adjusted Electric Rent Inclusion Factor of $2.00/sq. ft. and the Adjusted Electric Rent Inclusion Factor of $2.10/sq. ft. are each subject to ad-justment by way of increases or decreases in accordance with the provisions of the Lease. As of July 1, 1996, Tenant acknowledges and agrees to the adjustment reflected in the July invoice and, subject to Tenant's review and confirmation, to documented invoices noting adjustments which may take effect from time to time for the period in which Tenant shall be obligated to pay the Adjusted Electric Rent Inclusion Factor. Tenant agrees that it shall promptly provide Landlord with written notice of any delays caused by Landlord with respect to the occurrence of the New Electric Date.

      (v) In the Initial Term, upon the occurrence of the New Electric Date (i) Tenant shall pay to Landlord, monthly, as additional rent hereunder, an amount equal to one-twelfth of Landlord's Electric Factor (if any), (ii) the fixed rent payable under the Lease shall be decreased on a per square foot basis (based on the current calculation of 481,924 for the rentable square footage of the Premises) by an amount equal to the then Adjusted Electric Rent Inclusion Factor, and (iii) Tenant shall have no further obligation to pay the Adjusted Electric Rent Inclusion Factor (other than such amounts as may be due in respect of the period prior to the New Electric Date).

      (vi)  In the New Lease Term (for any period subsequent to the New Electric
Date), Tenant shall pay to Landlord, monthly, as additional rent hereunder, an amount equal to one-twelfth of (i) Landlord's Electric Factor and (ii) 50% of Tenant's Proportionate Share of the Applicable Common Area Electric Cost (as hereinafter defined).

      (vii) As promptly as possible, Landlord and Tenant shall cause an electrical survey of the common areas of the Building to determine the "Base Common Area Electric" (as hereinafter defined) to be undertaken by a professional survey or mutually satisfactory to Landlord and Tenant and at their shared expense. The results of such survey, upon acceptance by both parties hereto, shall be utilized to establish calculation of the annual cost, on a per square footage basis based on the square footage to take effect on the New Lease Commencement Date, in 1994 of electrical service supplied by Landlord to the common areas of the Building (the "Base Common
                                   -----------

Area Electric").  The "Applicable Common Area Electric Cost" for any Operational
-------------          ------------------------------------
Year shall equal the sum of (1) the Base Common Area Electric and (2) the appropriate adjustment thereto to reflect (x) any material alteration or material addition to or reduction in the common area equipment and machinery,
(y) any material increase or decrease of the usage of electricity in the common areas, and (z) any increase or decrease in Landlord's costs or expenses for, or in connection with, the furnishing by it of electricity to the common areas of the Building which shall be due to any change in the rates charged by the public utility or to any change in taxes based on the amounts charged by the public utility. The parties hereto understand and agree that the electrical energy supplied to the fan rooms, which is being measured by the submeters as hereinabove provided, shall not be included in the Base Common Area Electric or the Applicable Common Area Cost. If the parties are unable to reconcile the survey of the Base Common Area Electric in accordance with the provisions of
Section 24.02(f)(ii) hereof, then the dispute shall be resolved in accordance with the provisions of Article 29 hereof.

      (viii) For purposes hereof, common area charges shall not include charges for electricity provided to vacant leasable areas of the Building, or provided for the exclusive use of another occupant of the Building, or which are reimbursable by tenants as overtime charges, rent inclusion or otherwise.

      (ix) Landlord shall furnish Tenant each Operational Year with a written detailed statement, in accordance with Section 26.05 (of the Reinstated Escalation Rent Clause, as defined in Section 26 hereof), showing the calculation of the Applicable Common Area Electric Cost, and Tenant shall have the right to dispute such statement in accordance with Section 26.07 (of the Reinstated Escalation Rent Clause). Landlord and Tenant shall have the right to resurvey from time to time in accordance with the provisions hereof."

C. Section 33.01 of the Lease is hereby deleted in its entirety and the following provisions shall be substituted in its place and stead:

   "Section 33.01. Landlord covenants and agrees that if at any time during the term of this Lease, Land-lord should propose to dispose of the Land or Building or both, either by sale, or lease or other conveyance or if Landlord should propose to sell, transfer, assign or otherwise convey or dispose of any stock or interest in 300 Park Avenue, LLC or in any entity which directly or indirectly owns or controls 300 Park Avenue, LLC, or in any other ownership entity to which the Land and/or the Building or limited liability company shall have been transferred pursuant to the provisions hereof (except as provided below), Landlord shall, prior to such disposition, offer in good faith, in writing, to dispose of the Land or Building or both or such stock or interest, as the case may be, to Tenant for all cash or all cash above any existing mortgage(s) other than those which by their terms must be satisfied in the event of a disposition, and give Tenant at least thirty (30) days to accept said offer. Tenant may accept such offer by written notice to Landlord, whereupon the offer and acceptance will constitute a contract between them. Notwithstanding the foregoing, any such sale, transfer, assignment, conveyance or other disposition of the Building and/or the Land and/or such stock or interest (a) under the Last Will and Testament of Ruth Uris, who died on March 19, 1996, or (b) by gift or by legacy, to members of the immediate family of Ruth Uris (which shall be limited to her lineal descendants) or (for no consideration) to trusts for their benefit or trusts for the benefit of a charity or charities or (c) by transfers from one legatee of Ruth Uris (or such legatee's trust) to another legatee of Ruth Uris (or such legatee's trust), provided that any such transfer shall be for no consideration except in the case of a transfer to an immediate family member of Ruth Uris, as limited above, shall not be subject to Tenant's right of first refusal under this Section 33.01."

D. Section 33.02 of the Lease is hereby deleted in its entirety and the following provision shall be substituted in its place and stead:

   "Section 33.02. If Tenant does not accept an offer made by Landlord pursuant to Section 33.01 above, Landlord shall thereafter be entitled during a period of two (2) years from the date of such offer to sell or lease the Land and the Building or either of them or such stock or interest, as the case may be, to others on such terms and conditions as Landlord, in its uncontrolled discretion, may desire, except that the sales price payable for all cash above any existing mortgage(s) shall be at least ninety-five (95%) percent of the price specified in the notice to Tenant given pursuant to Section 33.01. If the Land or Building or both, or such stock or interest, as the case may be, are not so disposed of by Landlord within two (2) years from the date of such offer, the provisions of Section
   33.01 above shall again come into effect as to any future disposition."

E. The following provision shall be added to the Lease following Section 33.03:

   "Section 33.04 Landlord agrees and covenants that either a legend containing the transfer restrictions and the right of first refusal described above shall be placed on any certificates or instruments of conveyance representing any such stock or interest, as the case may be, in 300 Park Avenue, LLC or such restrictions shall be set forth in the organizational documentation of 300 Park Avenue, LCC or any such successor or assignee."

F. The term "Accrued Sum" in the next to last line in Section 16(d) of the Second Supplement is hereby deleted and the term "Accrued Interest" shall be substituted in its place and stead.

G. The following provision shall be added to the Second Supplement following
   Section 16(d):

   "(e) Within thirty (30) days following the Date of Substantial Completion, whether or not the holder of the Loan shall elect thereafter at any time to consolidate any of the Loan, the Additional Loan and any other loan secured by the Premises (the "Consolidation"), Landlord and Tenant shall confirm in writing the calculation of the aggregate sum of (1) the Improvement Sum, (2) the Project Management Cost and (3) the Cost of Financing (collectively, the "Aggregate Construction Sum") and the calculation of Tenant's Loan Payment, Tenant Share and installment payments of Accrued Interest, if any, all of which shall be deemed payable as additional rent in accordance with the provisions of Article 1 of the Lease. Such multiple calculations shall indicate the aggregate amount of each monthly payment and the amounts thereof which represent principal and interest, based on the self-liquidating amortization schedules described in Section 16(b) relating to Tenant's Loan Payment and in Section 16(c) relating to Tenant Share and Accrued Interest (collectively, the "Amortization Schedules"). The Amortization Schedules for payment of the Aggregate Construction Sum shall be in substitution of Landlord's delivery of a monthly payment notice from the holder of the Loan. Tenant shall pay the Aggregate Construction Sum in monthly installments, in arrears, together with Tenant's monthly installment of fixed rent, effective on the first day of the first calendar month following the Date of Substantial Completion, and together with so much of any interest payable by Landlord as shall be allocable to the Aggregate Construction Sum, whether under the Loan or the Consolidation (in either instance according to the Amortization Schedules), all as additional rent during the Initial Term and the New Lease Term and such obligation shall continue notwithstanding the Consolidation, in whole or in part, or the prepayment of the Loan, or any or all of the foregoing.

     4.  Lender's Consent.  Landlord shall promptly submit this Agreement to the
         ----------------
Comptroller of the State of New York, as trustee for the Common Fund ("Lender") for its consent. The form of such consent shall be substantially in the form of Exhibit B attached hereto and made a part hereof. Landlord and Tenant agree to
---------
cooperate with Lender in responding to reasonable requests from Lender for information with respect to the matters contained herein. Landlord shall give prompt notice to Tenant of its receipt of any such approval or disapproval by Lender.

     5.  Broker.  Landlord and Tenant severally represent and warrant to the
         ------
other that it has not consulted or negotiated with any broker or finder with regard to this Agreement. Landlord and Tenant agree to indemnify and hold the other party harmless from any damages, costs and expenses suffered by the other party by reason of any breach of the foregoing representation.

     6.  Ratification of Lease.  The Lease, as amended by this Agreement, shall
         ---------------------
continue to be in full force and effect and is hereby ratified and confirmed in all respects. From and after the date hereof, any reference to the Lease shall mean the Lease as amended by this Agreement.

     7.  Binding Effect.  This Agreement shall be binding upon and inure to the
         --------------
benefit of the parties hereto and their respective successors and permitted assigns.

     8.  Governing Law.  This Agreement shall be governed in all respects by the
         -------------
laws of the State of New York applicable to agreements executed in and to be performed wholly within said State.

     9.  Modification in Writing.  This Agreement shall not be modified orally,
         -----------------------
but only by a writing executed by both Landlord and Tenant.

     10.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures on this agreement shall be binding with the same effect as original signatures.

     11.  Construction.  This Third Supplemental Agreement shall be construed
          ------------
without regard to any presumption or other rule requiring construction against the party causing this Third Supplemental Agreement to be drafted.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.


                                LANDLORD:


                                300 PARK AVENUE, LLC


                                By:_______________________________________
                                   Name:
                                   Title:


                                TENANT:


                                COLGATE-PALMOLIVE COMPANY



                                By: ______________________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                                 COLGATE BILL

A.  Average Landlord Cost per Kwh On peak            (   on peak $   )
                                                     -----------------
                                                       (on peak kwh)
From Con Ed bill multiplied by Colgate metered on peak kwh

B.  Average Landlord Cost per Kwh Off peak           (  off peak $   )
                                                     -----------------
                                                       (off peak kwh)
From Con Ed bill multiplied by Colgate metered off peak kwh

B.  Average Landlord Cost per KW (Demand)            (      KW $     )
                                                     -----------------
                                                        (KW Demand)
Equals Average Cost per KW multiplied by Colgate demand

                             A+B+C = Colgate bill

                                   EXHIBIT B

                            FORM OF LENDER'S CONSENT


                                                October __, 1996


CERTIFIED MAIL
RETURN RECEIPT REQUESTED
------------------------

Comptroller of the State of New York,
  as Trustee of the Common Retirement Fund
633 Third Avenue, 31st Floor
New York, New York  10017-6754
Attention:  Michael F. Reilly

     Re: Lease, dated as of August 15, 1978 between 300 Park Avenue, LLC (successor in interest to The Bank of New York, as Trustee under the Will of Harold D. Uris, deceased), as Landlord, and Colgate-Palmolive Company, as Tenant, for Premises at 300 Park Avenue (as amended by First Supplemental Agreement, dated as of January 1, 1989, and Second Supplemental Agreement, dated as of March 15, 1995, the "Lease")
          ---------------------------------------------------------------------

Gentlemen:

          In connection with the resolution of over-payments by Tenant of electric energy rental payments under the Lease, Landlord and Tenant have entered into the Third Supplemental Agreement to Lease, dated as of June 13, 1996 (the "Third Supplemental Agreement"). (A copy of the fully executed Third Supplemental Agreement is included herewith.)

          In accordance with Paragraph 5 of the Subordination, Non-Disturbance and Attornment Agreement, dated as of May 11, 1995, by and between the Comptroller of the State of New York, as trustee of the Common Retirement Fund ("Mortgagee"), and Tenant, Landlord respectfully requests the consent of Mortgagee to the Third Supplemental Agreement.

Michael F. Reilly
October __, 1996
Page 2


          To acknowledge such consent, kindly arrange to have a signatory for Mortgagee sign this letter in the space provided below and return a copy of the signed letter to the attention of Joseph J. Onufrak, Esq. of Donovan Leisure Newton & Irvine via telecopy at (212) 632-3321.

          Please feel free to call Mr. Onufrak at (212) 632-3025 if you have any questions with regard to the enclosed.


                                                Very truly yours,


                                                300 PARK AVENUE, LLC


                                                By: _____________________
                                                    Name:  Roy A. Weydig
                                                    Title: Manager


Accepted and Consented to:

COMPTROLLER OF THE STATE OF NEW YORK,
  AS TRUSTEE OF THE COMMON RETIREMENT FUND


     By: ______________________
         Name:
         Title:

Enclosures